SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☑Filed by the Registrant
☐Filed by a Party other than the Registrant

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☐Preliminary Proxy Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐Definitive Proxy Statement
☑Definitive Additional Materials
☐Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

NATIONWIDE MUTUAL FUNDS

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1.	Title of each class of securities to which transaction applies:
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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐Fee paid previously with preliminary proxy materials.
☐Check box if any part of the fee is offset as provided by Exchange Act Rule
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Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid: _____________________________________________
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3.	Filing Party: _______________________________________________________
4.	Date Filed:_________________________________________________________

Notes.

IMPORTANT PROXY INFORMATION

SPECIAL MEETING OF SHAREHOLDERS

NATIONWIDE VALUE OPPORTUNITIES FUND

Monday, September 21, 2009

Click here to view proxy statement

Voting by phone or Internet is available 24 hours a day, 7 days a week. Please see your proxy card for instructions.

If you have difficulties in voting or if you need additional proxy information or another proxy card, please call 866-796-1286. Specialists are available to assist you Monday-Friday, 9:00 a.m. to 10:00 p.m. EDT. You may also vote by mailing your completed proxy card in the postage-paid envelope provided in the package we mailed to you.